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                       ACCOUNTANT'S CONSENT                         Exhibit 23.1

The Board of Directors
e.spire Communications, Inc.

     We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.

                                                           KPMG Peat Marwick LLP

Washington, DC
September 23, 1998